SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : November 18, 2011

Commission File No. 000-52622

__________

Green Planet Bioengineering Co. Limited
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida (STATE OR OTHER JURISDICTION OF INCORPORATION)	37-1532842 (I.R.S. EMPLOYER IDENTIFICATION NO.)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(305) 328-8662
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME AND ADDRESS)

ITEM 4.01                            Change in Registrant’s Certifying Accountant

Effective November 18, 2011 Jewett, Schwartz, Wolfe and Associates were dismissed as the independent registered public accounting firm for Green Planet Bioengineering Co. Limited., a Delaware Corporation (the “Registrant”) and BDO China Dahua CPA Co., Ltd. (“BDO”) was engaged as the Registrant’s independent registered public accounting firm.

The reports on the Registrant’s financial statements for each of the two fiscal years ended December 31, 2009 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The change in auditors was recommended and approved by the Board of Directors of Green Planet Bioengineering Co. Limited.

In connection with the audits of the Registrant’s financial statements for each of the two fiscal years ended December 31, 2009 and 2010 and through November 18, 2011 there were no disagreements with Jewett, Schwartz, Wolfe and Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Jewett, Schwartz, Wolfe and Associates would have caused the auditor to make reference to the matter in its reports.

The Registrant has provided Jewett, Schwartz, Wolfe and Associates with a copy of this current report on Form 8-K/A and has requested Jewett, Schwartz, Wolfe and Associates to furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements.  Jewett, Schwartz, Wolfe and Associates response letter, dated December 2, 2011, is filed as Exhibit 16.1 to this current report on Form 8-K/A.

Prior to BDO’s engagement, the Registrant did not consult with BDO regarding either the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant’s financial statements.

EXHIBITS:

EXHIBIT 16.1                       Jewett, Schwartz, Wolfe and Associates, Response Letter

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Green Planet Bioengineering Co. Limited

December 2, 2011	/s/ Min Zhao
Min Zhao
Chief Executive Officer and Chief Financial Officer

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